Exhibit 3.99

ARTICLES OF INCORPORATION

OF

REDWOOD FALLS PROPERTIES, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Minnesota Statutes Chapter 302A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be Redwood Falls Properties, Inc.

ARTICLE II

The location and address of this corporation’s registered office in this state shall be 6921 York Ave. S., Edina, MN 55435.

ARTICLE II

The total authorized number of shares of this corporation is One Million (1,000,000) shares, all of which shall be shares of common stock of the par value of one cent ($.01) per share.

ARTICLE IV

Shareholders shall have no rights of cumulative voting.

ARTICLE V

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VI

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden

3400 City Center

Thirty Three South Sixth St.

Minneapolis, MN 55402

ARTICLE VII

The Board of Directors of this corporation shall consist of 3 director(s) or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statutes, Chap. 302A) or; (iv) liability for any transaction from which the director derived an improper personal benefit.  If Chapter 302A, the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of

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a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VIII

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office, unless the action is one which need not be approved by the shareholders, in which case such action shall be effective if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

IN WITNESS WHEREOF, the undersigned has set his hand this 23rd day of January, 1991.

/s/ Nancy G. Barber Walden
Incorporator

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STATE OF MINNESOTA	)
) ss.
COUNTY OF Hennepin	)

The foregoing instrument was acknowledged before me this 23rd day of January, 1991, by Nancy G. Barber Walden.

/s/ Renee S. Press
Notary Public, County, MN
My Commission Expires:

RENEE S. PRESS
NOTARY PUBLIC—MINNESOTA
HENNEPIN COUNTY
My Commission Expires
Aug. 25, 1993

ARTICLES OF AMENDMENT OF THE

ARTICLES OF INCORPORATION OF

REDWOOD FALLS PROPERTIES, INC.

The undersigned, Thomas E. Miller, President, and Craig R. Miller, Secretary, of Redwood Falls Properties, Inc. pursuant to Minnesota Statues Section 302A.139, hereby certify that the following is a true and complete statement of an Amendment of the Articles of Incorporation adopted by unanimous written action of the shareholders of the corporation on August 8, 1995.

RESOLVED, that Article I of the Articles of Incorporation of this corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Management, Inc.

/s/ Thomas E. Miller
Thomas E. Miller, President

/s/ Craig R. Miller
Craig R. Miller, Secretary

Subscribed and sworn to before me

this 8 day of Aug., 1995.

/s/ Tonyea K. Patterson
Notary Public